UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Alphatec Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company filed its definitive proxy statement on Schedule 14A with the SEC on April 26, 2024. As denoted in that proxy statement, Elizabeth Altman, Marie Meynadier, David Mowry and James Tullis were not nominated for re-election at the Annual Meeting and, as such, each of their respective terms as directors concluded following the Annual Meeting. In connection with the conclusion of Ms. Altman’s tenure on the Company’s Board of Directors, Ms. Altman and the Company entered into a Vesting Acceleration Agreement (the “Vesting Agreement”). Pursuant to the Vesting Agreement, the remaining unvested portion of Ms. Altman’s 2021 Initial Board Grant (as defined and as detailed in the proxy statement), which was granted on August 12, 2021, shall become fully vested and exercisable as of June 12, 2024. This summary of the Vesting Agreement is qualified in its entirety by reference to the full text of the Vesting Agreement, which is filed hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2024, the Company held its Annual Meeting. The Company filed its definitive proxy statement on Schedule 14A with the SEC on April 26, 2024. The proxy statement describes in detail each of the three proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. As of April 17, 2024, the record date of the Annual Meeting, there were 139,805,908 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 103,891,443 shares of the Company’s common stock were represented in person or by proxy. The final results for the votes cast with respect to each Proposal are set forth below.

Proposal 1

The stockholders elected each of Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, Jeffrey P. Rydin, and Ward W. Woods to serve on the Company’s Board of Directors for a term of one year until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Evan Bakst	79,937,898	2,516,375	21,437,170
Mortimer Berkowitz III	44,667,493	37,666,496	21,557,454
Quentin Blackford	61,896,384	20,450,153	21,544,906
David Demski	80,099,968	2,354,313	21,437,162
Karen K. McGinnis	80,147,277	2,306,996	21,437,170
Patrick S. Miles	78,064,850	4,377,152	21,449,441
David R. Pelizzon	79,955,567	2,498,706	21,437,170
Jeffrey P. Rydin	80,090,817	2,363,456	21,437,170
Ward W. Woods	79,909,518	2,544,755	21,437,170

Proposal 2

The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,820,275	35,835	35,333	0

Proposal 3

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executed officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,776,291	12,628,164	49,825	21,437,163

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Vesting Acceleration Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Date:	June 14, 2024	By:	/s/ J. Todd Koning
Executive Vice President and Chief Financial Officer